Buchanan Ingersoll Professional Corporation
                                301 Grant Street
                                One Oxford Centre
                              Pittsburgh, PA 15219
                                 (412) 562-8800
                                                                    Exhibit 5.02

                                January 15, 2002


Adelphia Communications Corporation
One North Main Street
Coudersport, Pennsylvania 16915

Ladies and Gentlemen:

         We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia" or the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-64224) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale by the Company of its securities from time to time as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement, and as set forth in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the issue and sale of 20,000,000 shares of the Company's 7.5% Series F Mandatory Convertible Preferred Stock, $0.01 par value per share (the "Preferred Stock") as described in the prospectus supplement dated January 15, 2002 and filed with the Commission under Rule 424(b)(5) (the "Prospectus Supplement") pursuant to an underwriting agreement between the Company and Salomon Smith Barney Inc. (the "Underwriter").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5)(i) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that following (i) issuance of the Preferred Stock pursuant to the terms of the Underwriting Agreement, (ii) the receipt by the Company of the consideration for the shares of Preferred Stock, and (iii) the filing acceptance of the certificate of designations for the Preferred Stock with the Secretary of State of the State of Delaware, the issuance and sale of the Preferred Stock to the Underwriter has been duly authorized by all necessary corporate actions of the Company, and the shares of Preferred Stock have been validly issued, fully paid and nonassessable.

         This opinion letter has been prepared for your use in connection with the sale of 20,000,000 shares of Preferred Stock and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

         In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect. We hereby consent to the filing of this opinion as
Exhibit 5.02 to the Current Report on Form 8-K filed by the Company and to the reference to this firm under the caption "Legal Matters" in the Prospectus and Prospectus Supplement, each of which constitutes a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                    BUCHANAN INGERSOLL
                                                    PROFESSIONAL CORPORATION



                                              By: /s/ Carl E. Rothenberger, Jr.
                                                 ------------------------------
                                                      Carl E. Rothenberger, Jr.